Exhibit 1

                             Joint Filing Statement


         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: October 12, 1999

                                    JWA INVESTMENTS CORP.


                                    By: /s/ John W. Adams
                                        -----------------
                                        John W. Adams
                                        President


                                    /s/ John W. Adams
                                    -----------------
                                    John W. Adams

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